UNANIMOUS WRITTEN CONSENT IN LIEU OF SPECIAL MEETING

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                                   SATX, INC.

         The undersigned, constituting all of the directors of the above named corporation, hereby consent in writing, pursuant to NRS 78.315, to the adoption of the following recitals and resolutions.

APPROVAL OF AGREEMENT AND AUTHORIZATION TO ISSUE STOCK

         RESOLVED, that SATX, Inc. be authorized to enter into that certain Stock Purchase agreement dated June 1, 2000 by and between SATX, Inc. and Avi Mirman ("Agreement") which is attached hereto as Exhibit "A" and by this reference incorporated herein.

         RESOLVED FURTHER, that Merritt Jesson, President and CEO, be and hereby is authorized to execute the Agreement on behalf of SATX, Inc and to take whatever action is necessary to cause 1,000,000 shares of the common stock of SATX, Inc. to be issued to Avi Mirman.

         RESOLVED FURTHER, that Merritt Jesson, President and CEO, be and hereby is authorized to take whatever action is necessary to cause the warrants referenced in Section 4 (B) of the Agreement to be issued to Avi Mirman.

         RESOLVED FURTHER, that all shares and warrants so issued will NOT be registered under the Securities Act of 1933 ("1933 Act") and will be "restricted securities" within the meaning of Rule 144 of the 1933 Act. The certificates evidencing the Shares shall bear restrictive legends as appropriate and will be subject to appropriate stop transfer orders to the respective transfer agents. The Company shall be under no obligation to register the Shares under the 1933 Act or any state securities law for resale by the individual or entity who is issued the Shares.

         RESOLVED FURTHER, that this Unanimous Consent may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the undersigned have executed this Unanimous Consent to be effective the 14th day of June, 2000.


            /s/ MERRITT JESSON                    /s/ KHOREN SHAGINIAN
            ------------------------              --------------------------
                Merritt Jesson                        Khoren Shaginian

                             /s/ ROBERT ELLIS
                             ------------------------
                                 Robert Ellis

              UNANIMOUS WRITTEN CONSENT IN LIEU OF SPECIAL MEETING
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                                   SATX, INC.

         The undersigned, constituting all of the directors of the above named corporation, hereby consent in writing, pursuant to NRS 78.315, to the adoption of the following recitals and resolutions.

APPROVAL OF AGREEMENT AND AUTHORIZATION TO ISSUE STOCK

         RESOLVED, that SATX, Inc. be authorized to enter into that certain Stock Purchase agreement dated June, 2000 by and between SATX, Inc. and Terry Byrne ("Agreement") which is attached hereto as Exhibit "A" and by this reference incorporated herein.

         RESOLVED FURTHER, that Merritt Jesson, President and CEO, be and hereby is authorized to execute the Agreement on behalf of SATX, Inc and to take whatever action is necessary to cause 1,000,000 shares of the common stock of SATX, Inc. to be issued to Terry Byrne and to register said stock as provided in the Agreement.

         RESOLVED FURTHER, That Merritt Jesson, President and CEO, be and hereby is authorized to take whatever action is necessary to cause the warrants referenced in Section 4 (B) of the Agreement to be issued to Terry Byrne.

         RESOLVED FURTHER, that all shares and warrants so issued will NOT be registered under the Securities Act of 1933 ("1933 Act") and will be "restricted securities" within the meaning of Rule 144 of the 1933 Act. The certificates evidencing the Shares shall bear restrictive legends as appropriate and will be subject to appropriate stop transfer orders to the respective transfer agents. The Company shall be under no obligation to register the Shares under the 1933 Act or any state securities law for resale by the individual or entity who is issued the Shares.

         RESOLVED FURTHER, that this Unanimous Consent may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the undersigned have executed this Unanimous Consent to be effective the 14th day of June, 2000.

            /s/ MERRITT JESSON                    /s/ KHOREN SHAGINIAN
            ------------------------              --------------------------
                Merritt Jesson                        Khoren Shaginian

                             /s/ ROBERT ELLIS
                             ------------------------
                                 Robert Ellis